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                                                                    EXHIBIT 10.2

                               AMENDMENT AGREEMENT

This Amendment Agreement is made and entered into this 24th day of April, 2002, by and between SII TRADING INC., a company having its place of business at 8, Nakase 1-chome, Mihama-ku, Chiba-shi, Chiba 261-8507, Japan (hereinafter referred to as STD) and PARENTECH INC., a company having its place of business at 111 Deerwood Road, Suite 100, San Ramon, California 94583, U.S.A. (hereinafter referred to as Parentech).

                                   WITNESSTH:

WHEREAS, STD and Parentech have entered into an agreement on November 20th, 2000 (hereinafter referred to as Original Agreement) by which STD agrees to market, rental and distribute, in Japan, the nature's cradle mechanism (the "Mechanism") provided by Parentech, and

WHEREAS, STD and Parentech desire to amend certain terms of the Original Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

Section 1
Article 4.1 of the Original Agreement shall be amended to read in its entirety as follows:

   "Parentech will lease 400 Mechanism (equivalent of 800 rentals) to STD to be leased by STD to parties for home use ("Home Use Mechanisms") for calendar years 2002 at a rental fee in 13,000 Japanese yen ("Semi-Annual Rental Fee") per Home Use Mechanism per six-month period ("Rental Period"). The total annual fee for the number of the Home Use Mechanisms will be at 26,000 Japanese Yen per Home Use Mechanism per year ("Annual Rental Fee"). The Mechanism shall be delivered on the basis of EXWORKS Parentech's designated warehouse in Japan (Incoterms 2000).

   The Semi-Annual Rental Fee and the Annual Rental Fee (collectively the "Rental Fees") apply to all Home Use Mechanisms received by STD, including those actually rented to STD customers and those that are not rented, but instead remain in the possession of STD.

   Parentech will lease a number of Home Use Mechanisms to STD for calendar years 2003 and 2004. The Parties shall negotiate in good faith and use their best efforts to determine, by November 2002, both the number of, and the Rental Fees for, Home Use Mechanisms to be leased in years 2003 and 2004.

   STD shall use its best efforts to market and promote the distribution of the Home Use Mechanisms within the Territory, which best efforts shall include but not be limited to, such contract with others for the distribution of the Home Use Mechanisms. STD shall use its best efforts to ensure that STD shall perform its obligations under this Agreement in a manner consistent with promoting the reputation of, and public confidence in, the Home Use Mechanism and Parentech.

   Notwithstanding anything to the contrary, the "Home Use Mechanisms" shall include the Mechanism, controller, and transformer with power cable, tub and knob screw provided by Parentech.

Section 2
Article 4.3 of the Original Agreement shall be amended to read in its entirety as follows: "STD will pay to Parentech the Rental Fees within sixty (60) days from the end of the month Parentech has delivered each Home Use Mechanism to STD."

Section 3

Article 4.5 of the Original Agreement shall be amended to read in its entirety as follows: "Parentech agrees to provide STD with any Softgoods manufactured and/or procured by Parentech, and the Softgoods shall be delivered to STD on the basis of EXWORKS Parentech's designated warehouse in Japan. The prices of the Softgoods shall consist of Mattress (1,100 JPY), Bolster Kit (3,400 JPY) and Dress Sheets (2,500 JPY), and the provision of Article 4.3 above shall apply mutatis mutandis to the payment by STD for the Softgoods hereof."

Section 4
Except as expressly amended hereinabove, all other terms and conditions of the Original Agreement shall continue to be effective and remain unchanged.

Accepted by:

SII Trading, Inc.                           Parentech, Inc.



By: __________________________ ____         By: ______________________________
    Yukinori Saeki        President             Scott D. Landow      President
Date:                                       Date:
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their duly authorized representatives on the day and year first above written.



                    SII TRADING INC.


                    Name:
                    Title:
                    Date:



                    PARENTECH INC.


                    Name:
                    Title:
                    Date: